Exhibit 99.1

Spartan Acquisition Corp. II Expects Stockholders to Approve Business Combination with Sunlight
Financial and All Other Conditions to be Satisfied or Waived

NEW YORK, NY AND CHARLOTTE, NC – July 7, 2021 – Spartan Acquisition Corp. II, a publicly traded special purpose acquisition company (“Spartan”) (NYSE: SPRQ), announced today that it expects all closing conditions, other than those that have already been met or which Sunlight and Spartan have agreed to waive, to be satisfied and closing of the business combination (the “Business Combination”) with Sunlight Financial (“Sunlight”), a premier, technology-enabled point-of-sale financing company, to occur on Friday, July 9, 2021. Based on proxies submitted to date, which may be changed at or before the meeting to be held on Thursday, July 8, 2021, a majority of stockholders support all key proposals, and Spartan anticipates closing the Business Combination with Sunlight Friday, July 9, 2021

Following closing, the combined company will be renamed Sunlight Financial Holdings Inc. and its common stock and warrants are expected to be trading on the New York Stock Exchange under the ticker symbols “SUNL” and “SUNLW”, respectively, commencing on Monday, July 12, 2021.

The special meeting of Spartan stockholders is scheduled to be held on Thursday, July 8, 2021, at 11:00 a.m., Eastern time virtually at https://www.cstproxy.com/spartanspacii/2021, as described in Spartan’s definitive proxy statement/prospectus, dated June 18, 2021 (the “Proxy Statement”).

About Sunlight Financial

Sunlight Financial is a premier, technology-enabled point-of-sale finance company. Sunlight partners with contractors nationwide to provide homeowners with financing for the installation of residential solar systems and other home improvements. Sunlight’s best-in-class technology and deep credit expertise simplify and streamline consumer finance, ensuring a fast and frictionless process for both contractors and homeowners. For more information, visit www.sunlightfinancial.com.

About Spartan Acquisition Corp. II

Spartan is a special purpose acquisition entity focused on the energy value chain in North America and was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Spartan is sponsored by Spartan Acquisition Sponsor II LLC, which is owned by a private investment fund managed by an affiliate of Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”) (NYSE: APO). For more information, please visit www.spartanspacii.com.

Additional Information on the Business Combination and Where to Find It

In connection with the proposed Business Combination, Spartan filed a registration statement on Form S-4 (File No. 333-254589) (the “Registration Statement”) with the SEC, which includes a preliminary proxy statement/prospectus of Spartan. The Registration Statement is now effective, and the definitive proxy statement/prospectus has been mailed to the stockholders of Spartan SECURITYHOLDERS OF SPARTAN AND SUNLIGHT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS AND RELEVANT MATERIALS RELATING TO THE PROPOSED BUSINESS COMBINATION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. Stockholders will be able to obtain free copies of the definitive proxy statement/prospectus and other documents containing important information about Spartan and Sunlight once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding the special meeting and the closing of the Business Combination. These forward-looking statements are not guarantees of future performance, reflect the current views and expectations of Spartan’s management and Sunlight’s management, are based on various assumptions, whether or not identified herein, and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from expectations or results projected or implied by such forward-looking statements. Such risks and uncertainties include, among others: changes in domestic and foreign business, market, financial, political and legal conditions; the inability of Spartan and Sunlight to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the stockholders of Spartan or equityholders of Sunlight is not obtained or whether conditions to closing of the proposed Business Combination in the agreements related to the proposed Business Combination will be met or waived; failure to realize the anticipated benefits of the Business Combination; the amount of redemption requests made by Spartan’s public stockholders; the ability of Spartan or the combined company to issue equity or equity-linked securities in connection with the Business Combination or in the future; risks relating to the uncertainty of the projected operating and financial information with respect to Sunlight; risks related to Sunlight’s business and the timing of expected business milestones or results; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit, rebates and other incentives; the effects of the COVID-19 pandemic on Sunlight’s business or future results; Sunlight’s ability to attract and retain its relationships with third parties, including Sunlight’s capital providers and solar contractors; changes in the retail prices of traditional utility generated electricity; the availability of solar panels, batteries and other components and raw materials; and such other risks and uncertainties discussed in the “Risk Factors” section of Spartan’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 11, 2021, as amended on May 11, 2021, and Registration Statement on Form S-4 as filed with the SEC on March 22, 2021, as amended on May 12, 2021 and June 1, 2021, and other documents of Spartan filed, or to be filed, with the SEC. All forward-looking statements used herein speak only as of the date they are made and are based on information available at that time. Neither Spartan nor Sunlight assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Participants in the Solicitation

Spartan and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Spartan in connection with the proposed Business Combination. Sunlight and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Spartan’s executive officers and directors in the solicitation by reading Spartan’s definitive proxy statement/prospectus, Spartan’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on May 11, 2021 and Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed on May 21, 2021. Information concerning the interests of Spartan’s participants in the solicitation, which may, in some cases, be different than those of Spartan’s stockholders generally, is set forth in the definitive proxy statement/prospectus relating to the proposed Business Combination.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

Sunlight Financial:

Investor Relations

Lucia Dempsey, Sunlight Financial

Garrett Edson, ICR

investors@sunlightfinancial.com

888.315.0822

Public Relations

Doug Donsky / Brian Ruby, ICR

media@sunlightfinancial.com

646.677.1844

Spartan Acquisition Corp. II:

Investor Relations:

Info@spartanspacii.com

Media:

Communications@apollo.com

3